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                                                                                Exhibit 99.2

                                      IOS CAPITAL, LLC
                              CONSOLIDATED STATEMENTS OF INCOME
                                         (unaudited)



                                             Three months ended       Six months ended
                                                  March 31,              March 31,
                                           ------------------------------------------------
                                               2002        2001        2002        2001
                                           ------------------------------------------------
Revenues:
     Lease finance income                   $   87,018 $    79,090 $   172,701 $   155,747
     Rental income                               8,485       8,226      16,144      16,407
     Other income                                5,632       6,283      11,039      12,060
                                             ---------- ----------- ----------- -----------
                                               101,135      93,599     199,884     184,214
                                             ---------- ----------- ----------- -----------

Expenses:
     Interest                                   37,301      41,963      76,637      83,458
     Lease default, net of recoveries            3,901       3,327       7,909       6,582
     General and administrative                 15,586      14,901      30,254      29,079
                                             ---------- ----------- ----------- -----------
                                                56,788      60,191     114,800     119,119
                                             ---------- ----------- ----------- -----------

Income before income taxes                      44,347      33,408      85,084      65,095

Provision for income taxes                      17,739      13,363      34,034      26,038
                                             ---------- ----------- ----------- -----------

Net income                                  $   26,608 $    20,045 $    51,050 $    39,057
                                             ========== =========== =========== ===========

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